Exhibit 10.11


                            WAGE CONTINUATION PLAN


      Cal-Maine Foods, Inc., a Delaware Corporation, (hereinafter referred to as "the Corporation"), has established under the date of January 14, 1999, by appropriate resolution of its Board of Directors, a Wage Continuation Plan, (hereinafter referred to as "the Plan"), for the benefit of Stephen Storm, Charles F. Collins and Bob Scott (hereinafter referred to as "the Participants").

      WHEREAS, the services of the Participants, their experience and knowledge of the egg industry, its practice and procedures and their reputation and contacts in the agricultural community are extremely valuable to the Corporation; and

      WHEREAS, they not only devote their full time to the Corporation and are key employees contributing to its success but also, as professional employees, have duties and responsibilities that constitute a unique and vital role in the well-being of the Corporation's business; and

      WHEREAS, it is the desire of the Corporation to assure the Participants of a reasonable income at the time of normal retirement in order that their minds may be free to concentrate on his work for the Corporation; and

      WHEREAS, the Corporation desires the Participant's to remain in its service and wished to receive the benefit of their knowledge, experience, reputation and contacts, and

      WHEREAS, to retain the Participants' services, the Corporation is willing to implement, in addition to their ordinary compensation, an incentive compensation continuation plan;

      NOW, THEREFORE, to accomplish the foregoing desires, the Corporation hereby established the following Wage Continuation Plan:


                                   ARTICLE I
                         EMPLOYEES COVERED BY THE PLAN

      1.01 Employees covered by this Plan shall include Bob Scott, Charles Collins and Steve Storm.

      1.02 An employee shall be deemed employed on a full-time basis for the purposes of this Plan if he customarily works, or is expected to work, at least nine (9) months in each year and at least thirty (30) hours in each week.


                                  ARTICLE II
                            BENEFITS TO PARTICIPANT

      2.01 The Corporation agrees to pay to each participant the sum of Twenty Thousand Dollars ($20,000) per year, to be paid on a monthly basis for up to a maximum of ten (10) years following the sixty-fifth (65th) birthday of a Participant, or a portion of such ten (10) year period computed as follows:

            (a) For the purposes of this Plan, the period of time between January 14, 1999, and sixty-fifth (65th) birthday of the Participant is designated "the Employment Period."

            (b) For each ten percent (10%), or fraction thereof, of the Employment Period during which a Participant is a full-time employee of the Corporation, the Corporation agrees to pay the Participant one (1) full year of deferred compensation in the amount of Twenty-Thousand Dollars ($20,000) per year, payable monthly.

            (c) In the event of the death of a Participant prior to the time the Participant has received all deferred compensation to which the Participant is entitled under the terms of this Plan, the remaining amount due the Participant, but unpaid at the time of his death, shall be paid to the Participant's estate at the same rate and in the same manner as such sums would have been paid to the participant had he lived until all payments due hereunder had been made.


                                  ARTICLE III
                                FUNDING OF PLAN

      3.01 The Corporation's obligation to pay the Participant under the terms hereof shall be discharged by payments from general working capital or other assets of the Corporation.


                                  ARTICLE IV
                           DISABILITY OF PARTICIPANT

      4.01 In the event a Participant shall become unable to perform his duties as an employee of the Corporation, the employee shall continue to accrue benefits hereunder for a maximum period of twelve (12) months as if he were a full-time employee, whether such period of disability is continuous or involves two (2) or more shorter periods.


                                   ARTICLE V
                              PAYMENT OF BENEFITS

      5.01 The Participants will achieve age sixty-five (65) on the following date:

                        Bob Scott                     5-7-05
                        Charles Collins             12-17-08
                        Steve Storm                  2-25-13

      5.02 Without further notice or demand, the Corporation shall pay to the Participant the benefits to which the Participant is entitled under the terms hereof commencing on the date specified below for the Participant:

                        Bob Scott                   6-1-05
                        Charles Collins             1-1-09
                        Steve Storm                 3-1-13

      5.03 All payments made hereunder shall be subject to such withholding as may be required to comply with the then applicable federal or state laws and regulations.


                                  ARTICLE VI
                              TERMS OF EMPLOYMENT

      6.01 Nothing contained herein shall obligate, nor shall any term or condition herein be construed as obligating, the Corporation to continue the employment of the Participant for any specified period. The right is expressly reserved to the Corporation to terminate the employment of the Participant in accordance with the normal practices of the Corporation. In the event the employment of the Participant is terminated, either by action of the Corporation or by the resignation or other removal of the Participant, the Participant shall be entitled to receive, at the times and in accordance with the terms hereinbefore set forth, such benefits hereunder as may have been earned up to the time of such termination of employment.


                                  ARTICLE VII
                                EFFECTIVE DATE

      7.01  The effective date of this Plan is January 14, 1999.


                                 ARTICLE VIII
                               NON-ASSIGNABILITY

      8.01 This Plan and the rights, interests and benefits receivable hereunder from the general assets of the Corporation shall not be assigned, transferred, pledged, sold, conveyed or encumbered in any way by the Participant and shall not be subject to execution, attachment or similar process. Any attempted sale, conveyance, transfer, assignment, pledge or encumbrance of this Plan or of such rights, interests and benefits hereunder contrary to the foregoing provisions, or the levy of any attachment of similar process thereupon, shall be null and void and without effect.


                                  ARTICLE IX
                    NAMED FIDUCIARY AND PLAN ADMINISTRATOR

      9.01 The Chief Executive Officer of the Corporation is hereby designated as the named fiduciary of this Plan, in accordance with ERISA, and shall serve in such capacity until resignation or removal by the Board of Directors and appointment of a successor by duly adopted resolution of the Board of Directors.

      9.02 The named fiduciary shall have the authority to control and manage the operation and administration of this Plan. However, the named fiduciary may allocate his responsibilities for the operation and administration of this Plan, including the designation of persons who are not named fiduciaries to carry out fiduciary responsibilities.

      9.03 The named fiduciary is hereby designated as the plan administrator of this Plan.

                                   ARTICLE X
                                 COMMUNICATION

      10.01 A copy of this Plan shall be given to each Participant.

      IN WITNESS WHEREOF, the Corporation has caused this Plan to be executed in its corporate name and by the corporate officer thereunto duly authorized as of the day and year first above written. CAL-MAINE FOODS, INC.

                                                   BY: /s/FRED ADAMS, JR.
                                                       ------------------
                                                       Fred Adams, Jr.
                                                       Chief Executive Officer

                             CONSENT OF DIRECTORS

      The undersigned, being all of the members of the Executive Committee of Cal-Maine Foods, Inc., a Delaware corporation, acting by written consent in lieu of a special called meeting of the Executive Committee of said corporation, pursuant to the provisions and requirements of Section 141(f) of the General Corporation Law of the State of Delaware, do hereby adopt the following resolution, to-wit: BE IT RESOLVED that the Wage Continuation Plan for Charles Collins, Steve Storm and Bob Scott, a copy of which is annexed to this resolution, and which becomes part hereof, shall be, and the same is hereby, adopted.

      BE IT FURTHER RESOLVED that the proper and necessary officers of the corporation be and they are hereby authorized, empowered and directed to do and perform any and all acts and deeds necessary to enact and carry out the Plan on behalf of the corporation.

      BE IT FURTHER RESOLVED that in carrying out their direction hereunder, the officers of the corporation shall be and are hereby directed to conform to the applicable retirement requirements of the Internal Revenue Code as such may be amended from time to time.

      BE IT FURTHER RESOLVED that the corporation will indemnify and hold harmless any employee or director of the corporation who serves as a named fiduciary of the Plan and any other of its employees and directors serving the Plan in a fiduciary capacity from any and all claims and liabilities, including the cost of defending such claims or liabilities, arising out of the performance of such fiduciary duties to the maximum extent permitted by law and may keep and maintain liability insurance in force for the protection of such fiduciaries and the Plan, which insurance shall include a waiver by the insurer of its subrogation rights with respect to claims against fiduciaries.

      IN WITNESS WHEREOF, the undersigned have executed this Consent and adopted the above and foregoing resolution effective as of the 14th day of January, 1999.

                                                     /s/FRED ADAMS, JR.
                                                     ------------------
                                                     Fred Adams, Jr.

                                                     /s/R. K. LOOPER
                                                     ---------------
                                                     R. K. Looper

                                                     /s/B. J. RAINES
                                                     ---------------
                                                     B. J. Raines

                                                     /s/DOLPH BAKER
                                                     --------------
                                                     Dolph Baker